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10.100

                            QUAKER FABRIC CORPORATION
                                  OF FALL RIVER
                               941 Grinnell Street
                         Fall River, Massachusetts 02721

                                                        February 14, 2002

The Prudential Insurance Company
         of America ("Prudential")
Each Prudential Affiliate (as hereinafter defined) which becomes bound by certain provisions of this Agreement as hereinafter provided (together with Prudential, the "Purchasers")

c/o Prudential Capital Group
1114 Avenue of the Americas
Floor 30
New York, New York  10036

Ladies and Gentlemen:

      The undersigned, Quaker Fabric Corporation of Fall River (herein called the Company"), hereby agrees with you as follows:

      1. AUTHORIZATION OF ISSUE OF NOTES.

      1A. Authorization of Issue of Series A Notes. The Company will authorize the issue of (i) its senior promissory notes (the "Series A Notes") in the aggregate principal amount of US$5,000,000, to be dated the date of issue thereof, to mature February 11, 2009, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 7.56% per annum and on overdue principal, Yield-Maintenance Amount and interest at the rate specified therein, and to be substantially in the form of Exhibit A-1 attached hereto. The terms "Series A Note" and "Series A Notes" as used herein shall include each Series A Note delivered pursuant to any provision of this Agreement and each Series A Note delivered in substitution or exchange for any such Series A Note pursuant to any such provision.

      1B. Authorization of Issue of Shelf Notes. The Company will authorize the issue of its additional senior promissory notes (the "Shelf Notes") in the aggregate principal amount of US$45,000,000 (including the equivalent in the Available Currencies), to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than ten years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than ten years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular





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terms, as shall be set forth, in the case of each Shelf Note so issued, in the
Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to paragraph 2B(5), and to be substantially in the form of Exhibit A-2 attached hereto. The terms "Shelf Note" and "Shelf Notes" as used herein shall include each Shelf Note delivered pursuant to any provision of this Agreement and each Shelf Note delivered in substitution or exchange for any such Shelf Note pursuant to any such provision. The terms "Note" and "Notes" as used herein shall include each Series A Note and each Shelf Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods, (vi) the same currency denomination and (vii) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note's ultimate predecessor Note was issued), are herein called a "Series" of Notes.

      2. PURCHASE AND SALE OF NOTES.

      2A. Purchase and Sale of Series A Notes. The Company hereby agrees to sell to the Purchasers and, subject to the terms and conditions herein set forth, the Purchasers agree to purchase from the Company the aggregate principal amount of Series A Notes set forth opposite their respective names on the Purchaser Schedules attached hereto at 100% of such aggregate principal amounts. On February 14, 2002 (herein called the "Series A Closing Day"), the Company will deliver to each Purchaser, at the offices of Prudential Capital Group at 1114 Avenue of the Americas, 30th Floor New York, New York 10036, one or more Series A Notes registered in its name, evidencing the aggregate principal amount of Series A Notes to be purchased by each Purchaser and in the denomination or denominations specified in the Purchaser Schedule attached hereto, against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account #511-91331 at FleetBank, N.A., Boston, Massachusetts, ABA routing number 011000138.

On the Series A Closing Day, in consideration for the time, effort and expense involved in the preparation, negotiation and execution of this Agreement, at the time of the execution and delivery of this Agreement by the Company and Prudential, the Company will pay to Prudential in immediately available funds a fee (herein called the "Structuring Fee") in the amount of $50,000.

      2B. Purchase and Sale of Shelf Notes.

      2B(1). Facility. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential and Prudential Affiliates from time to time, the purchase of Shelf Notes (denominated in Available Currencies) pursuant to this Agreement. The willingness of Prudential to consider such purchase of Shelf Notes is herein called the "Facility". At any time, the aggregate principal amount of Shelf Notes stated in paragraph 1B, minus the aggregate principal amount of Shelf Notes purchased and sold pursuant to this


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Agreement prior to such time, minus the aggregate principal amount of Accepted
Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the "Available Facility Amount" at such time. For purposes of the preceding sentence, all aggregate principal amounts of Shelf Notes and Accepted Notes shall be calculated in Dollars with the aggregate amount of any Shelf Notes or Accepted Notes denominated or to be denominated in any Available Currency other than Dollars being converted to Dollars at the rate of exchange used by Prudential to calculate the Dollar equivalent at the time of the applicable Acceptance under paragraph 2B(5). NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

      2B(2). Issuance Period Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the third anniversary of the date of this Agreement (or if such anniversary is not a New York Business Day, the New York Business Day next preceding such anniversary) and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a New York Business Day, the New York Business Day next preceding such thirtieth day). The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the "Issuance Period".

      2B(3). Request for Purchase. The Company may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being herein called a "Request for Purchase"). Each Request for Purchase shall be made to Prudential by telefacsimile or overnight delivery service, and shall
(i) specify the currency (which shall be an Available Currency) of the Shelf Notes covered thereby, (ii) specify in Dollars the aggregate principal amount of Shelf Notes covered thereby (or the Dollar equivalent of Shelf Notes to be denominated in a currency other than Dollars), which shall not be less than US$5,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (iii) specify the principal amounts, final maturities, principal prepayment dates and amounts and interest payment periods (quarterly or semi-annual in arrears) of the Shelf Notes covered thereby, (iv) specify the use of proceeds of such Shelf Notes, (v) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 25 days after the making of such Request for Purchase, (vi) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing Day for such purchase and sale, (vii) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default, and (viii) be substantially in


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the form of Exhibit B attached hereto. Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.

      2B(4). Rate Quotes. Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to paragraph 2B(3), Prudential may, but shall be under no obligation to, provide to the Company by telephone or telefacsimile, in each case between 9:30 A.M. and 1:30 P.M. New York City local time (or such other time as Prudential may elect) interest rate quotes for the several currencies, principal amounts (or the approximate equivalent thereof in the case of Notes to be denominated in currencies other than the Dollar, as estimated by Prudential), maturities, principal prepayment schedules, and interest payment periods of Shelf Notes specified in such Request for Purchase (each such interest rate quote provided in response to a Request for Purchase herein called a "Quotation"). Each Quotation shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes at which Prudential or a Prudential Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.

      2B(5). Acceptance. Within the Acceptance Window, an Authorized Officer of the Company may, subject to paragraph 2B(6), elect to accept on behalf of the Company a Quotation as to the aggregate principal amount of the Shelf Notes specified in the related Request for Purchase (each such Shelf Note being herein called an "Accepted Note" and such acceptance being herein called an "Acceptance"). The day the Company notifies an Acceptance with respect to any Accepted Notes is herein called the "Acceptance Day" for such Accepted Notes. Any Quotation as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on any such expired Quotation. Subject to paragraph 2B(6) and the other terms and conditions hereof, the Company agrees to sell to Prudential or a Prudential Affiliate, and Prudential agrees to purchase, or to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of such Notes, which purchase price shall be paid in the currency in which such Notes are to be denominated. As soon as practicable following the Acceptance Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit C attached hereto (herein called a "Confirmation of Acceptance"). If the Company should fail to execute and return to Prudential within three Business Days following receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential may at its election at any time prior to its receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

      2B(6). Market Disruption. Notwithstanding the provisions of paragraph 2B(5), if Prudential shall have provided a Quotation pursuant to paragraph 2B(4) and thereafter prior to the time an Acceptance with respect to such Quotation shall have been notified to Prudential in accordance with paragraph 2B(5) (i) the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in


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the domestic market for U.S. Treasury securities or derivatives, or (ii) in the case of Shelf Notes to be denominated in a currency other than Dollars, in the markets for relevant government securities (which in the case of the Euro, shall be the German Bund) or the spot and forward currency market, the financial futures market or the interest rate swap market, then such Quotation shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired Quotation. If the Company thereafter notifies Prudential of the Acceptance of any such Quotation, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this paragraph 2B(6) are applicable with respect to such Acceptance.

      2B(7). Facility Closings. Not later than 11:30 A.M. (New York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of Prudential Capital Group, 1114 Avenue of the Americas, 30th Floor, New York, New York 10036, the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser's name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account specified in the Request for Purchase of such Notes. If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this paragraph 2B(7), or any of the conditions specified in paragraph 3 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 1:00 P.M., New York City local time, on such scheduled Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the "Rescheduled Closing Day")) and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with paragraph 2B(8)(iii) or (ii) such closing is to be canceled. If a Rescheduled Closing Day is established in respect of Notes denominated in a currency other than Dollars, the Notes shall have the same maturity date, principal prepayment dates and amounts and interest payment dates as originally scheduled. In the event that the Company shall fail to give such notice referred to in the second preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled. Notwithstanding anything to the contrary appearing in this Agreement, the Company may not elect to reschedule a closing with respect to any given Accepted Notes on more than one occasion, unless Prudential shall have otherwise consented in writing.

      2B(8). Fees.


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      2B(8)(i). [Intentionally Omitted]

      2B(8)(ii). Issuance Fee. The Company will pay to each Purchaser in immediately available funds a fee (herein called the "Issuance Fee") on each Closing Day (excluding the Series A Closing Day) in an amount equal to 0.15% of the Dollar equivalent of the aggregate principal amount of Notes sold to such Purchaser on such Closing Day. Such fee shall be payable in Dollars.

      2B(8)(iii). Delayed Delivery Fee. If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company shall pay the Purchaser(s) which shall have agreed to purchase such Accepted Note a fee on the Cancellation Date or actual Closing Day of such purchase and sale, in an amount (herein called the "Delayed Delivery Fee") equal to:

            (a) in the case of an Accepted Note denominated in Dollars, the product of (i) the amount determined by Prudential to be the amount by which the bond equivalent yield per annum of such Accepted Note exceeds the average investment rate per annum on alternative Dollar investments of the highest quality selected by Prudential and having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days from time to time fixed for the delayed delivery of such Accepted Note, (ii) the principal amount of such Accepted Note, and (iii) a fraction the numerator of which is equal to the number of actual days elapsed from and including the original Closing Day for such Accepted Note to but excluding the date of such payment, and the denominator of which is 360; or

            (b) in the case of an Accepted Note denominated in a currency other than Dollars, the sum of (1) the product of (x) the amount by which the bond equivalent yield per annum of such Accepted Note exceeds the arithmetic average of the Overnight Interest Rates on each day from and including the original Closing Day for such Accepted Note, (y) the principal amount of such Accepted Note, and (z) a fraction the numerator of which is equal to the number of actual days elapsed from and including the original Closing Day for such Accepted Note to but excluding the date of such payment, and the denominator of which is 360 and (2) the costs and expenses (if any) incurred by such Purchaser or its affiliates with respect to any interest rate or currency exchange agreement entered into by the Purchaser or any such affiliate in connection with the delayed closing of such Accepted Notes.

In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph 2B(7). Prudential shall inform the Company promptly upon the determination of the amount of any Delayed Delivery Fee.

      2B(8)(iv). Cancellation Fee. If the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note,


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or if Prudential notifies the Company in writing under the circumstances set forth in the penultimate sentence of paragraph 2B(7) that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the "Cancellation Date"), the Company shall pay the Purchaser which shall have agreed to purchase such Accepted Note in immediately available funds on the Cancellation Date an amount (the "Cancellation Fee") equal to

            (a) in the case of an Accepted Note denominated in Dollars, the product of (A) the principal amount of such Accepted Note times (B) the quotient (expressed in decimals) obtained by dividing (1) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Note(s) on the Acceptance Day for such Accepted Note by (2) such bid price, with the foregoing bid and ask prices as reported on the Bridge\Telerate Service, or if such information ceases to be available on the Bridge\Telerate Service, any publicly available source of such market data selected by Prudential, and rounded to the second decimal place; or

            (b) in the case of an Accepted Note denominated in a currency other than Dollars, the aggregate of all unwinding costs incurred by such Purchaser or its affiliates on positions executed by or on behalf of such Purchaser or such affiliates in connection with the proposed lending in such currency and fixing the coupon in such currency; provided, however, that any gain realized upon the unwinding of any such positions shall be offset against any such unwinding costs. Such positions include (without limitation) currency and interest rate swaps, futures and forwards, government bond (including U.S. Treasury bond) hedges and currency exchange contracts, all of which may be subject to substantial price volatility. Such costs may also include (without limitation) losses incurred by such Purchaser or its affiliates as a result of fluctuations in exchange rates. All unwinding costs incurred by such Purchaser shall be determined by Prudential or its affiliate in accordance with generally accepted financial practice.

In no case shall the Cancellation Fee be less than zero. Prudential shall inform the Company promptly upon the determination of the amount of any Cancellation Fee.

      3. CONDITIONS OF CLOSING. The obligation of any Purchaser to purchase and pay for any Notes to be purchased by it hereunder is subject to the satisfaction, on or before the Closing Day for such Notes, of the following conditions:

      3A. Execution and Delivery of Documents. Such Purchaser shall have received duly executed, original or certified copies of the following documents, each to be dated the applicable Closing Day unless otherwise indicated:

      (i) the Note(s) to be purchased by such Purchaser.


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      (ii) a favorable opinion of Cynthia L. Gordan, General Counsel of the
      Company and the Guarantor (or such other counsel designated by the Company and the Guarantor and acceptable to Prudential) satisfactory to Prudential and substantially in the form of Exhibit D attached hereto and as to such other matters as such Purchaser may reasonably request. Each of the Company and the Guarantor hereby directs each such counsel to deliver such opinion, agrees that the issuance and sale of any Notes will constitute a reconfirmation of such direction, and understands and agrees that the Purchasers will and are hereby authorized to rely on such opinion.

      (iii) the Certificate of Incorporation of the Company and the Guarantor, each certified as of a recent date by the Secretaries of State of the State of Delaware and the Commonwealth of Massachusetts, respectively, and the Bylaws of the Company and the Guarantor certified by their respective Secretaries.

      (iv) an incumbency certificate signed by the Secretary or an Assistant Secretary and one other officer (who is not signing any other document or agreement in connection herewith) of each of the Company and the Guarantor certifying as to the names, titles and true signatures of the officers of the Company and the Guarantor authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

      (v) certificate of the Secretary of the Company and the Guarantor (A) attaching resolutions of the Board of Directors of the Company and the Guarantor evidencing approval of the transactions contemplated by this Agreement and the Guaranty and the issuance of the Notes and the Guaranty and the execution, delivery and performance thereof, and authorizing certain officers to execute and deliver the same, and certifying that such resolutions were duly and validly adopted at a meeting duly held and such resolutions have not since been amended, revoked or rescinded, (B) certifying that no dissolution or liquidation proceedings as to the Company or the Guarantor have been commenced or are contemplated, and (C) identifying and attaching any proposed or effected amendments to or changes in the Certificate of Incorporation of the Company and the Guarantor since the date of the certified copies thereof provided pursuant to clause (iii) above or, if none, so certifying.

      (vi) an Officer's Certificate of the Company and the Guarantor certifying that (A) the representations and warranties contained in paragraph 8 shall be true on and as of the Closing Day, except to the extent of changes caused by the transactions herein contemplated; (B) there shall exist on the date of closing no Event of Default or Default; and (C) no condition, event or act that has or would materially and adversely affect its business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole has occurred since December 30, 2000 nor is threatened or reasonably likely to occur.

      (vii) good standing certificates as to (A) the Company, from the Commonwealth of


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      Massachusetts and (B) the Guarantor, from the State of Delaware.

      (viii) certified copies of Requests for Information or Copies (Form UCC-11) or equivalent reports listing all effective financing statements which name the Company, the Guarantor or any Subsidiary (under its present name and previous names) as debtor and which are filed in the offices of the Secretaries of State of the Commonwealth of Massachusetts and the State of Delaware together with copies of such financing statements.

      (ix) Additional documents or certificates with respect to such legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

      3B. Opinion of Purchaser's Special Counsel. Such Purchaser(s) shall have received from a Corporate Counsel of Prudential or such other counsel who is acting as special counsel for it in connection with this transaction, a favorable opinion satisfactory to such Purchaser(s) as to such matters incident to the matters herein contemplated as it may reasonably request.

      3C. Purchase Permitted By Applicable Laws. The purchase of and payment for the Notes to be purchased by such Purchaser(s) on the date of closing on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser(s) to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser(s) shall have received such certificates or other evidence as such Purchaser(s) may request to establish compliance with this condition.

      3D. Payment of Fees. Prudential shall have received payment of any fees due it pursuant to or in connection with this Agreement, including (without limitation) any Issuance Fee due pursuant to paragraph 2B(8)(ii), any Delayed Delivery Fee due pursuant to paragraph 2B(8)(iii), and, with respect to the Series A Closing Day, the Structuring Fee.

      3E. Guaranty. The Guaranty shall have been duly authorized, executed and delivered by the Guarantor, each Purchaser shall have received fully executed counterparts thereof, and the Guaranty shall be in full force and effect.

      3F. Pledge Agreement. The Pledge Agreement shall have been duly authorized, executed and delivered by the parties thereto, each Purchaser shall have received a fully executed counterpart thereof, and the Pledge Agreement shall be in full force and effect.

      3G. Amendment and Restatement of Revolving Credit Facility. The amendment and restatement to the Revolving Credit Facility contemplated hereby to occur


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contemporaneously herewith shall have been duly authorized, executed and delivered by the parties thereto, each Purchaser shall have received a fully executed counterpart thereof, and such amendment shall be in full force and effect.

      4. PREPAYMENTS. The unpaid principal amount of the Series A Notes is due on February 11, 2009. Any Shelf Notes shall be subject to required prepayment as and to the extent specified in paragraph 4A below. The Series A Notes and any Shelf Notes shall also be subject to prepayment under the circumstances set forth in paragraph 4B. Any prepayment made by the Company pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any required prepayment as specified in paragraph 4A.

      4A. Required Prepayments of Shelf Notes. Each Series of Shelf Notes shall be subject to any required prepayments set forth in the Notes of such Series.

      4B. Optional Prepayment With Yield-Maintenance Amount. The Notes shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $100,000 and in a minimum amount of $1,000,000 or, in the case of Notes denominated in a currency other than Dollars, in the equivalent in Dollars of the currency in which the Notes of such Series were issued), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each Note. Any partial prepayment of the Notes pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

      4C. Notice of Optional Prepayment. The Company shall give the holder of each Note irrevocable written notice of any prepayment pursuant to paragraph 4B not less than 10 Business Days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company.

      4D. Application of Required Prepayment. In the case of each prepayment of less than the entire unpaid principal amount of all outstanding Notes pursuant to paragraph 4A or 4B, the amount to be prepaid shall be applied pro rata to all outstanding Notes of the applicable Series according to the respective unpaid principal amounts thereof.

      4E. No Acquisition of Notes. The Company shall not, and shall not permit any of its


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Subsidiaries of Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraphs 4A or 4B upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder.

      5. AFFIRMATIVE COVENANTS.

      5A. Financial Statements. The Company covenants that it will deliver to Prudential (on behalf of any Prudential Affiliate which may become a party to this Agreement) and to each Significant Holder in triplicate:

            (i) as soon as practicable and in any event within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidating and consolidated statements of income and cash flows and a consolidated statement of shareholders' equity of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to clause (iii) below of copies of the Quarterly Report on Form 10-Q of the Guarantor for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i) with respect to consolidated statements;

            (ii) as soon as practicable and in any event within 95 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows and a consolidated statement of shareholders' equity of the Company and its Subsidiaries for such year, and a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) and, as to the consolidated statements, reported on by independent public accountants of recognized national standing selected by the Company whose report shall be without limitation as to the scope of the audit and satisfactory in substance to the Required Holder(s) and, as to the consolidating statements, certified by an authorized financial officer of the Company; provided, however, that delivery pursuant to clause (iii) below of copies of the Annual Report on Form 10-K of the Guarantor for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii) with respect to consolidated statements;

            (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as the Company or the Guarantor shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

            (iv) promptly upon receipt thereof, a copy of each other report submitted to the Company, the Guarantor or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company, the Guarantor or any Subsidiary; and

            (v) with reasonable promptness, such other financial data as such Significant Holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and
(ii) above, the Company will deliver to each Significant Holder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A through and including 6H and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause
(ii) above, the Company will deliver to each Significant Holder a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards. The Company also covenants that immediately and in no event, later than 5 Business Days after any Responsible Officer obtains knowledge of an Event of Default or Default, it will deliver to each Significant Holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company has taken, is taking or proposes to take with respect thereto.

      5B. Information Required by Rule 144A. The Company and the Guarantor covenant that they will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company or the Guarantor are subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

      5C. Inspection of Property. The Company covenants that (i) as long as no Default or Event of Default has occurred, once each fiscal quarter it will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants, and (ii) if a Default or Event of Default has occurred or is continuing, it will permit any Person designated by any Significant Holder in writing, at the Company's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as such Significant Holder may reasonably request.

      5D. Covenant to Secure Notes Equally. The Company covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6G (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured; provided that the creation and maintenance of such equal and ratable Lien shall not in any way limit or modify the right of the holders of the Notes to enforce the provisions of paragraph 6G.

      5E. Maintenance of Business. The Company covenants that it will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement.

      5F. Addition or Amendment of Certain Provisions. In the event the Company is a party to, enters into, assumes or otherwise becomes bound or obligated under, or agrees to the modification of, any agreement (including, without limitation, the Revolving Credit Facility) creating or evidencing Indebtedness in excess of $10,000,000 containing one or more Additional Covenants or Additional Defaults, unless prior written consent to such agreement shall have been obtained pursuant to paragraph 11C, the terms of this Agreement shall, without any further action on the part of the Company or any of the holders of the Notes, be deemed to be amended automatically to include each Additional Covenant and each Additional Default contained in such agreement, but only for so long as such Additional Covenants and Additional Defaults remain in effect with respect to such other agreement. The Company further covenants to promptly execute and deliver at their expense (including, without limitation, the fees and expenses of counsel for the holders of the Notes) an amendment to this Agreement in form and substance satisfactory to the Required Holders evidencing the amendment of this Agreement to include such Additional Covenants and Additional Defaults; provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this paragraph 5F, but shall merely be for the convenience of the parties hereto.

      6. NEGATIVE COVENANTS. During the Issuance Period, and so long as any Note or amount owing under this Agreement shall remain unpaid, the Company covenants that:

      6A. Debt. (i) Senior Debt Ratio. The Company will not permit the Senior Debt Ratio, calculated as of the last day of each fiscal quarter of the Company, to exceed 2.75 to 1.00.

            (ii) Total Debt Ratio. The Company will not permit the Total Debt Ratio, calculated as of the last day of each fiscal quarter of the Company to exceed 3.0 to 1.0.

      6B. Priority Debt. The Company will not permit Priority Debt at any time to exceed 20% of Consolidated Net Worth.

      6C. Maintenance of Tangible Net Worth. The Company will not permit Consolidated Tangible Net Worth at any time to be less than the sum of (a) $85,000,000, (b) 50% of the sum of Consolidated Net Income Available for Net Worth for the period from December 30, 2000 to and including the last day of the fiscal year most recently ended prior to the measurement date and (c) the aggregate amount of any net proceeds of private or public placement(s) of equity securities by the Company.

      6D. Maintenance of Fixed Charge Coverage. The Company will not permit the Fixed Charge Ratio at any time to be less than 1.75 to 1.00.

      6E. Consolidations and Mergers. The Company will not and will not permit any Subsidiary to merge or consolidate with or into any Person, except as follows:

            (i) any Subsidiary may merge into the Company, provided that the Company shall be the surviving corporation;

            (ii) any Subsidiary may merge with or into any other Wholly-Owned Subsidiary; and

            (iii) the Company may merge with any corporation provided that the surviving or continuing corporation (a) is a corporation organized under the laws of any state of the United States, (b) expressly assumes the punctual payments under the Notes and the observance of all the covenants contained in this Agreement in form and substance satisfactory to the Required Holder(s), (c) at the time of such consolidation or merger and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, and (d) after giving effect to such consolidation or merger the surviving or continuing corporation would be permitted to incur at least $1.00 of additional Debt under the provisions of paragraph 6A(ii).

      6F. Sale of Assets. The Company will not and will not permit any Subsidiary to sell, lease, transfer or otherwise dispose (any such sale, lease, transfer or disposition, a "Disposition") of any assets (including, without limitation, except as permitted by paragraph 6I, shares of capital stock or Debt of a Subsidiary), except

            (i) sales of inventory in the ordinary course of business;

            (ii) Dispositions of assets between Wholly-Owned Subsidiaries and Dispositions between any Wholly-Owned Subsidiary and the Company;

            (iii) Dispositions of assets that are obsolete, worn out or are no longer useful in the Company's or any Subsidiary's business; and

            (iv) the Company and its Subsidiaries may Dispose of their respective assets for consideration provided that, after giving effect thereto

                  (a) no Default or Event of Default exists, and

                  (b) the aggregate book value of, or if higher, the fair market value (in each case determined at the time of the Disposition) of all assets which have been Disposed of pursuant to this clause (b) during any fiscal year shall not have constituted more than 20% of Consolidated Assets as at the end of the immediately preceding full fiscal year of the Company, and

                  (c) the portions of Consolidated Net Income which were
            contributed during the preceding fiscal year of the Company most recently ended prior to the date of such Disposition by all assets which have been Disposed of pursuant to this clause (c) during any fiscal year shall not have constituted more than 20% of Consolidated Net Income during any such preceding fiscal year, provided further that the Company or any Subsidiary may Dispose of assets in excess of 20% of Consolidated Assets (as calculated in clause (b)) or which have contributed in excess of 20% of Consolidated Net Income (as calculated in clause (c)) if the Company shall, prior to or contemporaneously with such Disposition, deliver an Officer's Certificate to each holder of Notes certifying that the Company will apply the proceeds of the assets which are in excess of 20% of Consolidated Assets (as calculated in clause (b)) or which have contributed in excess of 20% of Consolidated Net Income (as calculated in clause (c)), within 180 days after such Disposition to purchase assets of at least equivalent value to be used in the business of the Company or any Subsidiary.

      6G. Liens. The Company will not, and will not permit any Subsidiary to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any documents or instrument in respect of goods or accounts receivable) of the

Company or any Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom (whether or not provision is made for the equal and ratable securing of the Notes in accordance with paragraph 5D), except:

            (i) Liens existing on property or assets of the Company or any Subsidiary as of the date of this Agreement that are described in Schedule 6G to this Agreement;

            (ii) Liens for taxes, assessments or other governmental charges (a) not then due or payable or (b) or which can be paid without penalty, or
      (c) the validity of which is being contested in good faith and by proper proceedings and with respect to which adequate reserves are maintained in accordance with GAAP;

            (iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith and by proper proceedings and with respect to which adequate reserves are maintained in accordance with GAAP;

            (iv) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure (or to obtain letters of credit or surety or performance bonds which secure) the performance of bids, tenders, statutory obligations, in each case not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

            (v) any attachment of judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay, or Liens securing surety, supersedeas or appeal bonds, or bonds otherwise resulting from litigation or legal proceedings;

            (vi) Liens consisting of encumbrances in the nature of zoning restrictions, easements, rights and restrictions on the use of real property, which in any case do not materially detract from the value of such property or impair the Company's or any Subsidiary's use thereof;

            (vii) any Lien created to secure all or any part of the purchase price, or to secure Indebtedness incurred or assumed to pay all of the purchase price, of property acquired by the Company after the date of this Agreement, provided that (a) any such Lien shall be confined solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property or which is real property being improved by such acquired property, (b) the principal amount of the Indebtedness secured by any such Lien shall at no time exceed an amount equal to 100% of the lesser of (x) the cost to the Company of the property so acquired and (y) the fair market value of such property (as determined in good faith by the Board or chief executive officer of the Company) at the time of such acquisition, and (c) any such Lien shall be created, in the case of property, at the time of its acquisition or within 180 days after its acquisition, or, in the case of improvements, at the time of their completion or within 180 days after their completion;

            (viii) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed), provided that no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of property, and provided further that each such Lien shall at all times be confined solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property;

            (ix) Liens securing Recourse Obligations, provided that the aggregate amount of Recourse Obligations secured thereby does not exceed $1,000,000;

            (x) Liens on the stock of Subsidiaries permitted by paragraph 6L;
      and

            (xi) other Liens not otherwise permitted by clauses (i) through (x) of this paragraph 6G, provided that the Indebtedness secured by such Lien shall be permitted by paragraph 6A and such Indebtedness, when aggregated with Indebtedness securing Liens permitted by clauses (i), (vii) and
      (viii) of this paragraph 6G and all other Priority Debt, does not exceed 20% of Consolidated Net Worth, and provided further that such Indebtedness (other than with respect to clause (vii) of this paragraph 6G) does not exceed the book value, or if less, the fair market value of the property subject to such Lien at the time such Lien is incurred.

      6H. Restricted Investments. The Company will not make or permit any Subsidiary to make any Investment, except:

            (i) loans or advances to any Subsidiary or the Company;

            (ii) stock, obligations or securities of a Subsidiary or a corporation which immediately after such purchase or acquisition will be a Subsidiary;

            (iii) notes receivable and securities received in connection with the insolvency or inability to pay of any of the Company's account debtors in the aggregate amount not to exceed at the time received the greater of (a) $3,000,000 or (b) 10% of the outstanding face amount of the Company's accounts receivable at such time;

            (iv) Investments acquired solely in exchange for capital stock (other than mandatorily redeemable preferred stock) of the Company;

            (v) demand deposit accounts maintained in the ordinary course of business;

            (vi) the following investments, provided they are payable in the United States in United States dollars:

                  (a) commercial paper of a United States issuer due within 270 days of acquisition and rated A-1 or better by Standard & Poor's Ratings Group or Prime-1 or better by Moody's Investors Service, Inc., or, if any such rating agency shall change its rating system, the equivalent rating to A-1 or Prime-1, as the case may be;

                  (b) certificates of deposits or repurchase agreements due
            within one year from the date of acquisition of commercial banks organized under the laws of the United States, whose deposits are at all times insured by the Federal Deposit Insurance Corporation, having combined capital and surplus in excess of $500,000,000 and a long-term deposit rating of A or better from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.; or

                  (c) marketable direct obligations of the United States
            Government or obligations of any instrumentality or agency thereof maturing one year or less after acquisition, the payment of the principal and interest of which is unconditionally guaranteed by the United States; or

            (vii) other investments not listed above, provided, that in no event shall the aggregate amount of investments made pursuant to this clause
      (vii) exceed at any time 15% of Consolidated Capital.

      6I. Restrictions on Subsidiaries. The Company will not permit any Subsidiary to issue, sell or dispose of any shares of its stock of any class except to the Company or a Wholly-Owned Subsidiary. The Company will not permit any Subsidiary other than Quaker Textile Corporation, a Massachusetts corporation, and Quaker Fabric Mexico, S.A. de C.V., a Mexican corporation, to become a "Borrower" (as defined in the Revolving Credit Facility) under the Revolving Credit Facility. The Company will not permit any Subsidiary to incur any Indebtedness under the Revolving Credit Facility if, immediately after giving effect to the incurrence of such Indebtedness, the aggregate amount of Indebtedness of Subsidiaries thereunder will exceed $5,000,000.

      6J. Dividends and Purchase of Stock. At any time when a Default has occurred and is continuing, the Company will not declare any dividends (except dividends payable solely in shares of its capital stock) on any shares of any class of its capital stock, or make any distributions or apply any of its property or assets to the purchase, redemption or other retirement of, or set apart any sum for the payment of any dividends on, any class of capital stock of the Company.

      6K. Transactions with Affiliates. The Company will not and will not permit any Subsidiary to effect any transaction with any Affiliate or Subsidiary by which any asset or services of the Company or a Subsidiary is transferred to such Affiliate or Subsidiary, or from such Affiliate or Subsidiary, or enter into any other transaction with an Affiliate or Subsidiary on terms less favorable to the Company or any Subsidiary than those that could be obtained in an arm's-length transaction.

      6L. Pledge of Subsidiary Stock. Notwithstanding any provision contained in this Agreement to the contrary, the Company will not and will not permit any Subsidiary to grant a Lien on the stock of any Subsidiary, except that the Company may pledge the stock of any Subsidiary, provided that, contemporaneous with any such pledge, the Company shall cause all obligations owing to the holders of Notes (including any Shelf Note) to be equally and ratably secured and shall execute and deliver to each holder of Notes a duly executed Pledge Agreement in the form attached hereto as Exhibit E.

      7. EVENTS OF DEFAULT.

      7A. Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

            (i) the Company defaults in the payment of any principal of or Yield-Maintenance Amount payable with respect to any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

            (ii) the Company defaults in the payment of any interest on any Note for more than 5 days after the date due; or

            (iii) (A) the Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or (B) the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity (provided that if any such default (other than a payment default) shall have occurred with respect to any Debt incurred under the Revolving Credit Facility, it shall not be a Default under this clause (B) until the earliest of (x) the acceleration of any Debt under the Revolving Credit Facility, (y) 30 days after the occurrence of such default with respect to the Revolving Credit Facility, or (z) any default under clause (A) hereof), and provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing exceeds $5,000,000; or

            (iv) any representation or warranty made by or on behalf of the Company, the Guarantor or any of their respective officers herein or in any other writing furnished in connection with or pursuant to this Agreement or the transactions contemplated hereby shall be false in any material respect on the date as of which made; or

            (v) the Company fails to perform or observe any agreement contained in paragraph 6 or in the Pledge Agreement, or the Guarantor fails to perform or observe any agreement contained in the Guaranty; or

            (vi) the Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after any Responsible Officer obtaining actual knowledge thereof; or

            (vii) the Company, the Guarantor or any Significant Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

            (viii) any decree or order for relief in respect of the Company, the Guarantor or any Significant Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

            (ix) the Company, the Guarantor or any Significant Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Significant Subsidiary, or of any substantial part of the assets of the Company, the Guarantor or any Significant Subsidiary, or commences a voluntary case under the Bankruptcy Law of the

      United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary that is not a Significant Subsidiary) relating to the Company, the Guarantor or any Significant Subsidiary under the Bankruptcy Law of any other jurisdiction; or

            (x) any such petition or application is filed, or any such proceedings are commenced, against the Company, the Guarantor or any Significant Subsidiary and the Company, the Guarantor or such Significant Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

            (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

            (xii) any order, judgment or decree is entered in any proceedings against the Company or any Significant Subsidiary decreeing a split-up of the Company or such Significant Subsidiary which requires the divestiture of Significant Assets, or the divestiture of the stock of a Significant Subsidiary, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

            (xiii) one or more final judgments in an aggregate amount in excess of $1,000,000 is rendered against the Company or any Significant Subsidiary and, within 90 days after entry thereof, any such judgment is not discharged or execution thereof stayed pending appeal, or within 90 days after the expiration of any such stay, any such judgment is not discharged; or

            (xiv) the Guaranty or the Pledge Agreement, for any reason other than satisfaction in full of the obligations of the Company hereunder and under the Notes, ceases to be in full force and effect or is declared null and void, or the validity or enforceability thereof is contested in a judicial proceeding, or the Guarantor or Pledgor (or any representative thereof or successor thereto) denies that it has any further liability under the Guaranty or the Pledge Agreement, as the case may be; or

            (xv) the Company or any ERISA Affiliate, in its capacity as an employer under a Multiemployer Plan, makes a complete or partial withdrawal from such Multiemployer Plan resulting in the incurrence by such withdrawing employer of a withdrawal liability in an amount exceeding $1,000,000;

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, the holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable at par, together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause
(viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable, together with interest accrued thereon and the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) with respect to any event constituting an Event of Default, the Required Holder(s) may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

      7B. Rescission of Acceleration. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

      7C. Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

      7D. Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

      8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company, as of the date hereof, represents, covenants and warrants as follows:

      8A. Organization. The Company is a corporation duly organized and existing in good standing under the laws of the Commonwealth of Massachusetts, each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and the Company and each Subsidiary has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

      8B. Financial Statements. The Company has furnished the Purchasers with the following financial statements, certified by a principal financial officer of the Company: (i) consolidating and consolidated balance sheets of the Company and its Subsidiaries as at the last day of each fiscal year in each of the three fiscal years of the Company most recently completed prior to the date as of which this representation is made or reaffirmed in writing to such Purchaser (other than the fiscal year completed within 90 days prior to the date this representation is reaffirmed for which audited financial statements have not been released) and consolidating and consolidated statements of income and a consolidated statement and cash flows of shareholders' equity of the Company and its Subsidiaries for each such year, such consolidated statements reported on by Arthur Andersen L.L.P. (or such other independent public accountants of recognized national standing selected by the Company) and (ii) consolidating and consolidated balance sheets of the Company and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to the date this representation is made or reaffirmed (other than quarterly periods completed within 60 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidating and consolidated statements of income and a consolidated statements and cash flows of shareholders' equity for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with GAAP consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. There has been no material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole since December 30, 2000.

      8C. Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which might result in any material adverse change in the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

      8D. Outstanding Debt. Neither the Company nor any of its Subsidiaries has outstanding any Debt except as permitted by paragraph 6A. There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto which could have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole..

      8E. Title to Properties. The Company has and each of its Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the balance sheet as at referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6G. All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

      8F. Taxes. The Company has and each of its Subsidiaries has filed all foreign, federal, state and other income tax returns which, to the knowledge of the officers of the Company, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles.

      8G. Conflicting Agreements and Other Matters. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws (or comparable governing documents) of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Schedule 8G attached hereto.

      8H. Offering of Notes. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

      8I. Use of Proceeds. The proceeds of sale of the Notes will be used to finance capital expenditures, finance acquisitions (other than in connection with any Hostile Tender Offer) of all or substantially all of the equity interests of any Person (in compliance with all other provisions hereof), and general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U. Neither the Company nor any Subsidiary owns or has any present intention of acquiring any "margin stock" as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation U, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

      8J. ERISA. (i) No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan).

      (ii) No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

      (iii) Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

      (iv) The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of the Purchasers respective representations in paragraph 9B.

      8K. Governmental Consent. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

      8L. Compliance with Laws. The Company and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations, including those relating to protection of the environment except, in any such case, where failure to comply would not result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

      8M. Environmental Compliance. The Company and each Subsidiary and all of their respective properties and facilities have complied at all times and in all material respects with all applicable material Environmental and Safety Laws except, in any such case, where failure to comply would not result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

      8N. Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to the Purchasers by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to the Purchasers by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby.

      8O. Hostile Tender Offers. None of the proceeds of the sale of any Notes will be used to finance a Hostile Tender Offer.

      8P. Foreign Assets Control Regulations, etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

      9. REPRESENTATIONS OF THE PURCHASER. Each Purchaser represents as follows:

      9A. Nature of Purchase. Such Purchaser is not acquiring the Notes to be purchased by such Purchaser hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of each Purchaser property shall at all times be and remain within its control.

      9B. Registration of Notes. Such Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

      9C. Source of Funds. The source of the funds being used by such Purchaser to pay the purchase price of the Notes constitutes assets: (i) allocated to the "insurance company general account" of such Purchaser (as such term in defined under Section V of the United States Department of Labor's Prohibited Transaction Class Exemption ("PTCE") 95-60), and as of the date of the purchase of the Notes such Purchaser satisfies all of the applicable requirements for relief under Sections I and IV of PTCE 95-60; (ii) allocated to a separate account maintained by such Purchaser in which no employee benefit plan, other than employee benefit plans identified on a list which has been furnished by such Purchaser to the Company, participates to the extent of 10% or more; or
(iii) from a source, the assets of which do not include assets of any employee benefit plan within the meaning of ERISA, other than (if applicable) a plan exempt from the coverage of ERISA. For the purpose of this paragraph 9B, the terms "separate account" and "employee benefit plan" shall have the respective meanings specified in section 3 of ERISA.

      10. DEFINITIONS; ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

      10A. Yield-Maintenance Terms.

            "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

            "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on the Notes is payable, if interest is payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

            "Implied Dollar Yield" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Bridge\Telerate Service (or such other display as may replace page 678 on the Bridge\Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life of such Called Principal and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life of such Called Principal.

            "Implied Euro Yield" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 0#DEBMK" on the Reuters Screen (or such other display as may replace "Page 0#DEBMK" on the Reuters Screen) for the benchmark German Bunds having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such rate is not reported as of such time or the rate reported is not ascertainable, the average of the rates as determined by Recognized DM Market Makers. Such implied yield will be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded benchmark German Bunds with the maturity closest to and greater than the Remaining Average Life of such Called Principal and (2) the actively traded benchmark German Bunds with the maturity closest to and less than the Remaining Average Life of such Called Principal.

            "Recognized DM Market Makers" shall mean two internationally recognized dealers of German Bunds reasonably selected by Prudential.

            "Reinvestment Yield" shall mean, with respect to the Called Principal of (i) any Note denominated in Dollars, 50 basis points plus the Implied Dollar Yield and (ii) in the case of any Note denominated in Euros, the Implied Euro Yield. The Reinvestment Yield will be rounded to that number of decimals as appears in the interest rate for the applicable Note.

            "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

            "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

            "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

            "Yield-Maintenance Amount" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

      10B. Other Terms.

            "Acceptance" shall have the meaning specified in paragraph 2B(5).

            "Acceptance Day" shall have the meaning specified in paragraph
2B(5).

            "Accepted Note" shall have the meaning specified in paragraph 2B(5).

            "Acceptance Window" shall mean, with respect to any Quotation, the time period designated by Prudential during which the Company and Prudential shall be in live communication and the Company may elect to accept such Quotation.

            "Additional Covenant" shall mean any affirmative or negative covenant or similar restriction applicable the Company or any Subsidiary (regardless of whether such provision is labeled or otherwise characterized as a covenant) the subject matter of which either (i) is similar to that of the covenants in paragraph 5 and 6 of this Agreement, or related definitions in paragraph 10 of this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive than those set forth herein or more beneficial to the holder or holders of the Indebtedness created or evidenced by the document in which such covenant or similar restriction is contained (and such covenant or similar restriction shall be deemed an Additional Covenant only to the extent that it is more restrictive or more beneficial) or (ii) is different from the subject matter of the covenants in paragraph 5 and 6 of this Agreement, or related definitions in paragraph 10 of this Agreement.

            "Additional Default" shall mean any provision contained in any document or instrument creating or evidencing Indebtedness of the Company or any Subsidiary which permits the holder or holders of Indebtedness to accelerate (with the passage of time or giving of notice or both) the maturity thereof or otherwise requires the Company or any Subsidiary to purchase such Indebtedness prior to the stated maturity thereof and which either (i) is similar to the Defaults and Events of Default contained in paragraph 7 of this Agreement, or related definitions in paragraph 10 of this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive or has a shorter grace period than those set forth herein or is more beneficial to the holders of such other Indebtedness (and such provision shall be deemed an Additional Default only to the extent that it is more restrictive, has a shorter grace period or is more beneficial) or (ii) is different from the subject matter of the Defaults and Events of Default contained in paragraph 7 of this Agreement, or related definitions in paragraph 10 of this Agreement.

            "Affiliate" shall mean with respect to any designated entity, any other entity (a) directly or indirectly controlling or controlled by or under direct or indirect common control with such designated entity, (b) which other entity beneficially owns or holds 5% or more of the shares of any class of the Voting Stock of such designated entity or (c) 5% or more of any class of the Voting Stock of which is beneficially owned or held by such designated entity. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of Voting Stock or by contract or otherwise. Affiliate shall not include Subsidiaries.

            "Authorized Officer" shall mean (i) in the case of the Company, its chief executive officer, its chief financial officer, any vice president of the Company designated as an "Authorized Officer" of the Company in the Information Schedule attached hereto or any vice president of the Company designated as an "Authorized Officer" of the Company for the purpose of this Agreement in an Officer's Certificate executed by the Company's chief executive officer or chief financial officer and delivered to Prudential, and (ii) in the case of Prudential, any officer of Prudential designated as its "Authorized Officer" in the Information Schedule or any officer of Prudential designated as its "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of its Authorized Officers. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

            "Available Currencies" shall mean the Dollar and the Euro.

            "Available Facility Amount" shall have the meaning specified in paragraph 2B(1).

            "Bankruptcy Law" shall have the meaning specified in clause (viii) of paragraph 7A.

            "Business Day" shall mean (i) other than as provided in clauses (ii) and (iii) below, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are authorized or required to be closed, (ii) for purposes of paragraph 2B(3) only, any day which is both a New York Business Day and a day on which Prudential is open for business and (iii) for purposes of paragraph 10A only, (a) if with respect to Notes denominated in Dollars, a New York Business Day, and (b) if with respect to Notes denominated in Euros, any day which is both a New York Business Day and a day on which commercial banks are not required or authorized to be closed in Frankfurt and Brussels.

            "Cancellation Date" shall have the meaning specified in paragraph 2B(8)(iv).

            "Cancellation Fee" shall have the meaning specified in paragraph 2B(8)(iv).

            "Capital Lease" shall mean any lease or rental obligation which, under GAAP, would be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with GAAP.

            "Closing Day" shall mean, with respect to the Series A Notes, the Series A Closing Day and, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Request for Purchase of such Accepted Note, provided that (i) if the Company and the Purchaser(s) to purchase such Accepted Note agree on an earlier Business Day for such closing, the "Closing Day" for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted
Note is rescheduled pursuant to paragraph 2B(7), the Closing Day for such Accepted Note, for all purposes of this Agreement except references to "original Closing Day" in paragraph 2B(8)(iii), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Confirmation of Acceptance" shall have the meaning specified in paragraph 2B(5).

            "Consolidated Assets" shall mean, on any date of determination, the net assets of the Company and its Subsidiaries determined on a consolidated basis.

            "Consolidated Capital" shall mean Consolidated Net Worth plus Consolidated Debt (less any Guarantees of Debt of Persons other than the Company or a Subsidiary included therein).

            "Consolidated Debt" shall mean, on any date of determination, Debt of the Company and its Subsidiaries on a consolidated basis.

            "Consolidated EBITDA" shall mean Consolidated Net Income before deducting the amount of interest expenses, taxes, and depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

            "Consolidated Net Income" shall mean, for any period and without duplication the aggregate of the Net Income of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, provided that, Consolidated Net Income shall not include any net income (or net loss) of a Subsidiary for any periods during which it was not a Subsidiary, or any net income (or net loss) of any business, properties or assets acquired (by way of merger, consolidation, purchase or otherwise) by the Company or any Subsidiary for any period prior to the acquisition thereof. In determining Consolidated Net Income, any portion of the Net Income of any Subsidiary which for any reason is unavailable for payment of dividends to the Company or another Subsidiary, shall be excluded. In case of an acquisition, for purposes of calculating Consolidated EBITDA and Pretax Income pursuant to paragraph 6A and paragraph 6D, Net Income will be calculated on a pooling basis from the Company's and the acquiree's audited financial statements.

            "Consolidated Net Income Available for Net Worth" shall mean, with reference to any period, Consolidated Net Income for all fiscal years of the Company occurring during such period (taken as a cumulative whole), determined in accordance with generally accepted accounting principles, without deducting therefrom any deficit or net loss with respect to any fiscal year of the Company occurring therein.

            "Consolidated Net Worth" shall mean on any date of determination, consolidated stockholders' equity of the Company and its Subsidiaries determined in accordance with GAAP.

            "Consolidated Tangible Net Worth" shall mean on any date of determination, consolidated stockholders' equity of the Company and its Subsidiaries determined in accordance with GAAP, minus the book value of the intangible assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

            "Current Debt" shall mean, with respect to any Person, all Indebtedness of such Person for borrowed money (including all obligations, evidenced by bonds, debentures, notes or other similar instruments) which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the debtor to a date more than one year from the date of the creation thereof, provided that Indebtedness for borrowed money outstanding under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of more than one year shall constitute Funded Debt and not Current Debt, even though such Indebtedness by its terms matures on demand or within one year from the date of the creation thereof.

            "Debt" shall mean Current Debt and Funded Debt.

            "Delayed Delivery Fee" shall have the meaning specified in paragraph 2B(8)(iii).

            "Dollars", "US$" and "$" shall mean lawful currency of the United States of America.

            "Environmental and Safety Laws" shall mean all laws relating to pollution, the release or other discharge, handling, disposition or treatment of Hazardous Materials and other substances or the protection of the environment or of employee health and safety, including without limitation, CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et. seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 7401 et. seq.), the Clean Air Act (42 U.S.C. Section 401 et. seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et. seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et. seq.) and the Emergency Planning and Community Right-To-Know Act (42 U.S.C. Section 11001 et. seq.), each as the same may be amended and supplemented.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

            "Euros" shall mean the single currency of participating member states of the European Union.

            "Event of Default" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Facility" shall have the meaning specified in paragraph 2B(1).

            "Fixed Charge Ratio" shall mean, on any date of determination, the ratio of (a) the sum of (i) Pretax Income, plus (ii) interest expense (including amortization of debt discount and imputed interest on Capitalized Leases) plus
(iii) rental expense of the Company and its Subsidiaries, in each case during the four fiscal quarters then preceding, taken on a consolidated basis and determined in accordance with GAAP, over (b) Fixed Charges.

            "Fixed Charges" shall mean, on the date of determination, the aggregate amount of interest expense (including amortization of debt discount and imputed interest on Capitalized Leases) and rental expense of the Company and its Subsidiaries during the four fiscal quarters then preceding, taken on a consolidated basis and determined in accordance with GAAP.

            "Funded Debt" shall mean, with respect to any Person, (a) all Indebtedness of such Person for borrowed money (including all obligations evidenced by bonds, debentures, notes or other similar instruments) which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor to a date more than one year (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year) from, the date of the creation thereof, (b) Capital Leases, (c) obligations to pay the deferred purchase price of property or services other than credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services, and
(d) Guarantees of the foregoing.

            "GAAP" shall have the meaning set forth in paragraph 10C.

            "Guarantee" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or service, regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

            "Guarantor" shall mean Quaker Fabric Corporation, the sole shareholder of the Company.

            "Guaranty" shall mean the Guaranty Agreement, dated the date hereof, executed by the Guarantor in favor of the Purchasers, and substantially in the form of Exhibit F hereto.

            "Hazardous Materials" shall mean (i) any material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous material," "toxic substances" or any other formulations intended to define, list or classify substances by reason of their deleterious properties, (ii) any oil, petroleum or petroleum derived substance, (iii) any flammable substances or explosives, (iv) any radioactive materials, (v) asbestos in any form, (vi) electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million, (vii) pesticides or (viii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental agency or authority or which may or could pose a hazard to the health and safety of persons in the vicinity thereof.

            "Hostile Tender Offer" shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

            "including" shall mean, unless the context clearly requires otherwise, "including without limitation".

            "Indebtedness" shall mean, with respect to any Person, without duplication, (i) all items (excluding items of contingency reserves or of reserves for deferred income taxes) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date on which Indebtedness is to be determined, (ii) all indebtedness secured by any Lien on, or payable out of the proceeds or production from, any property or asset owned or held by such Person, whether or not the indebtedness secured thereby shall have been assumed, and
(iii) all indebtedness and other obligations of others with respect to which such Person has become liable by way of a Guarantee.

            "Investment" shall mean any loans or advances to, or purchases or acquisitions of the securities or obligations of, any Person or the assumption of any liability of another Person which, in each case, did not arise from sales in the ordinary course of business.

            "Issuance Period" shall have the meaning specified in paragraph
2B(2).

            "Issuance Fee" shall have the meaning provided in paragraph
2B(8)(ii).

            "Lien" shall mean any mortgage, pledge, security interest, encumbrance, minimum or compensating deposit arrangement, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

            "Multiemployer Plan" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

            "Net Income" shall mean, with respect to any Person, net income (or net loss) of such Person determined in accordance with GAAP, but excluding therefrom:

      (a)   proceeds of life insurance policies exceeding $250,000 in a year;

      (b) gains arising from (i) the sale or other disposition of capital assets outside the ordinary course of business to the extent the aggregate gains from such transactions exceed losses from such transactions, abandonment's or other disposition of such assets, (ii) any write-up of assets or (iii) the acquisition of debt securities for a cost less than principal and accrued interest;

      (c) extraordinary items or transactions of a non-recurring or non-operating and material nature or arising from gains or sales relating to the discontinuance of operations;

      (d) any portion of the net earnings (included in the determination of such consolidated net earnings or such consolidated net loss) of any Subsidiary which for any reason shall be unavailable for payment of dividends;

      (e) any earnings, prior to the date of acquisition, of any other person acquired in any manner;

      (f) in the case of successor to the Company by consolidation or merger or a transfer of its assets, any earnings of such successor or transferee corporation prior to such consolidation, merger or transfer of assets; and

      (g) any deferred credit (or authorization of a deferred credit) arising from the acquisition in any manner of any other person.

            "New York Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York are required or authorized to be closed.

            "Notes" shall have the meaning specified in paragraph 1B.

            "Officer's Certificate" shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.

            "Overnight Interest Rate" means with respect to an Accepted Note denominated in a currency other than Dollars, the actual rate of interest, if any, received by the Purchaser which intends to purchase such Accepted Note on the overnight deposit of the funds intended to be used for the purchase of such Accepted Note, it being understood that reasonable efforts will be made by or on behalf of the Purchaser to make any such deposit in an interest bearing account.

            "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

            "Plan" shall mean any employee pension benefit plan (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

            "Pledge Agreement" shall mean the Amended and Restated Collateral Agency and Pledge Agreement, substantially in the form of Exhibit E attached to this Agreement.

            "Pretax Income" shall mean, on any date of determination, Consolidated Net Income, plus federal, state or other income taxes provisions recorded by the Company and its Subsidiaries, during the four fiscal quarters then preceding, taken on a consolidated basis.

            "Priority Debt" shall mean the sum of (a) the sum of all Debt of any Subsidiary (other than Debt owed to the Company or a wholly-owned Subsidiary) plus any other Indebtedness of any Subsidiary under the Revolving Credit Facility, plus (b) Consolidated Debt secured by Liens permitted by paragraph 6G(i), (vii), (viii) and (xi) (without duplication), plus (c) preferred stock of any Subsidiary not held by the Company or any wholly-owned Subsidiary, and in the case of clauses (a) and (b) such Debt is permitted by paragraph 6A.

            "Prudential" shall mean The Prudential Insurance Company of America.

            "Prudential Affiliate" shall mean (i) any corporation or other entity controlling, controlled by, or under common control with, Prudential and
(ii) any managed account or investment fund which is managed by Prudential or a Prudential Affiliate described in clause (i) of this definition. For purposes of this definition the terms "control", "controlling" and "controlled" shall mean the ownership, directly or through subsidiaries, of a majority of a corporation's or other Person's Voting Stock or equivalent voting securities or interests.

            "Purchasers" shall mean Prudential and each Prudential Affiliate which becomes bound by certain provisions of this Agreement as herein provided.

            "Quotation" shall have the meaning provided in paragraph 2B(4).

            "Recourse Obligations" shall mean, at any time, the aggregate amount that the Company or any Subsidiary may be required to pay to the purchaser of any accounts receivable or other payment obligation of any Person to the Company or any Subsidiary pursuant to any sale of accounts receivable or any factoring arrangement, whether or not such amounts are contingent.

            "Request for Purchase" shall have the meaning specified in paragraph 2B(3).

            "Required Holder(s)" shall mean the holder or holders of at least 51% of the aggregate principal amount of the Notes, as the context may require, from time to time outstanding.

            "Rescheduled Closing Day" shall have the meaning specified in paragraph 2B(7).

            "Responsible Officer" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company, general counsel of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

            "Revolving Credit Facility" shall mean the Second Amended and Restated Credit Agreement, dated on or about the date hereof, among the Guarantor, the Company, Quaker Fabric Mexico, S.A. de C.V., Quaker Textile Corporation and the banking institutions listed on the signature pages thereto, as it may be amended and supplemented from time to time.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Senior Debt Ratio" means, as of any date of determination, the ratio of (i) the result of (a) Debt as of such date minus (b) the outstanding amount of the Subordinated Debt as of such date to (ii) Consolidated EBITDA for the four fiscal quarters of the Company then ended.

            "Series" shall have the meaning specified in paragraph 1B.

            "Series A Closing Day" shall have the meaning specified in paragraph 2A.

            "Series A Note(s)" shall have the meaning specified in paragraph 1A.

            "Shelf Note(s)" shall have the meaning specified in paragraph 1B.

            "Significant Holder" shall mean (i) Prudential, so long as Prudential or any Prudential Affiliate shall hold any Note, or (ii) any other holder of at least 5% of the aggregate principal amount of the Notes from time to time outstanding.

            "Significant Subsidiary" shall mean any Subsidiary (i) whose assets, as of the last day of the preceding fiscal year, constituted 5% or more of the total assets of the Company and its Subsidiaries, taken as a whole, or (ii) that during the preceding fiscal year contributed on a consolidated basis 5% or more of Consolidated Net Income.

            "Significant Assets" shall mean assets of the Company or any Subsidiary that as of the last day of the preceding fiscal year, constituted 5% or more of the total assets of the Company and its Subsidiaries, taken as a whole, or (ii) that during the preceding fiscal year contributed on a consolidated basis 5% or more of Consolidated Net Income.

            "Structuring Fee" shall have the meaning provided in paragraph 2A.

            "Subordinated Debt" shall mean subordinated indebtedness of the Company or any Subsidiary so long as the Company has demonstrated compliance with the covenants set forth in subparagraphs 6A and 6C both immediately before and immediately after the incurrence of such indebtedness.

            "Subsidiary" shall mean any corporation at least 50% of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries.

            "Total Debt Ratio" means, as of any date of determination, the ratio of (i) Debt as of such date to (ii) Consolidated EBITDA for the four fiscal quarters of the Company then ended."

            "Transferee" shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

            "Voting Stock" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

            "Wholly-Owned Subsidiary" shall mean any Subsidiary all the capital stock of which (except qualifying shares) is owned by the Company or any Wholly-Owned Subsidiary.

      10C. Accounting Principles, Terms and Determinations. All references in this Agreement to "generally accepted accounting principles" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with the most recent audited financial statements delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B.

      11. MISCELLANEOUS.

      11A. Note Payments. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on, and any Yield-Maintenance Amount payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City local time, on the date due) to
(i) the account or accounts of such Purchaser specified in the Purchaser Schedule attached hereto in the case of any Series A Note, (ii) the account or accounts of such Purchaser specified in the Confirmation of Acceptance with respect to such Note in the case of any Shelf Note or (iii) such other account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 11A.

      11B. Expenses. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including
(i) all document production and duplication charges and the fees and expenses of any special counsel engaged by the Purchasers or any Transferee in connection with this Agreement, any agreements, instruments or other documents contemplated hereby, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, any agreements, instruments or other documents contemplated hereby, whether or not such proposed modification shall be effected or proposed consent granted (provided that the Company shall not be required to pay any fees or expenses with respect to the Series A Closing Day other than as expressly set forth herein), and (ii) the costs and expenses, including attorneys' fees, incurred by any Purchaser or any Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes, or any other agreements, instruments or other documents contemplated hereby, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any agreements, instruments or other documents contemplated hereby, or the transactions contemplated hereby or by reason of any Purchaser's or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

      11C. Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes except that, (i) with the written consent of the holders of all Notes, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes, at the time outstanding (and not without such written consents), the Notes may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes and (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration.

Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

      11D. Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000 (or its equivalent, if denominated in another currency), except as may be necessary to reflect any principal amount not evenly divisible by $1,000,000 (or its equivalent, if denominated in another currency). The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each installment of principal payable on each installment date upon each new
Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the installment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any installment or installments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

      11E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on, and any Yield-Maintenance Amount payable with respect to, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

      11F. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

      11G. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

      11H. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists.

      11I. Notices. All written communications provided for hereunder (other than communications provided for under paragraph 2) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed as specified for such communications in the Purchaser Schedule attached hereto (in the case of the Series A Notes) or the Purchaser Schedule attached to the applicable Confirmation of Acceptance (in the case of any Shelf Notes) or at such other address as any such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to it at such address as it shall have specified in writing to the Company or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Company and (iii) if to the Company, addressed to it at 941 Grinnell Street, Fall River, MA 02721, Attn: President, provided, however, that any such communication to the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at its address specified above or to any Authorized Officer of the Company. Any communication pursuant to paragraph 2 shall be made by the method specified for such communication in paragraph 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telecopier


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



communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telecopier terminal the number of which is listed for the party receiving the communication in the Information Schedule or at such other telecopier terminal as the party receiving the information shall have specified in writing to the party sending such information.

      11J. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on, or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a New York Business Day shall be made on the next succeeding New York Business Day. If the date for any payment is extended to the next succeeding New York Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such New York Business Day.

      11K. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      11L. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      11M. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

      11N. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF NEW YORK.

      11O. Payment Currency. All payments on account of any Notes denominated in a specified Available Currency other than Dollars (including principal, interest and Yield-Maintenance Amounts) shall be made in such specified currency, and all payments on account of any Notes denominated in Dollars (including principal, interest and Yield-Maintenance Amounts) shall be made in Dollars. The obligation of the Company to make payment on account of any Notes in the applicable currency specified in the preceding sentence shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than such applicable currency, except to the extent the holder


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



of the applicable Note actually receives the full amount of the currency in which the underlying obligation is denominated. The obligation of the Company to make payment in any given currency as required by the first sentence of this paragraph shall be enforceable as an alternative or additional cause of action for the purpose of recovery in such currency, of the amount, if any, by which such actual receipt shall fall short of the full amount of such currency expressed to be payable in respect of any such obligation, and shall not be affected by judgment being obtained for any other sums due under the Notes or this Agreement, as the case may be.

      11P. Payments Free and Clear of Taxes. The Company will pay all amounts of principal of, Yield Maintenance Amount, if any, and interest on the Notes, and all other amounts payable hereunder or under the Notes, without set-off or counterclaim and free and clear of, and without deduction or withholding for or on account of, all present and future income, stamp, documentary and other taxes and duties, and all other levies, imposts, charges, fees, deductions and withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority (except net income taxes and franchise taxes in lieu of net income taxes imposed on any holder of any Note by its jurisdiction of incorporation or the jurisdiction in which its applicable lending office is located) (all such non-excluded taxes, duties, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to a holder of any Notes, the amounts so payable to such holder shall be increased to the extent necessary to yield such holder (after payment of all Taxes) interest on any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Company, as promptly as possible thereafter, the Company shall send to each holder of the Notes, a certified copy of an original official receipt received by the Company showing payment thereof. If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to each holder of the Notes the required receipts or other required documentary evidence, the Company shall indemnify each holder of the Notes for any Taxes (including interest or penalties) that may become payable by such holder as a result of any such failure. The obligations of the Company under this paragraph 11Q shall survive the payment and performance of the Notes and the termination of this Agreement.

      11Q. Severalty of Obligations. The sales of Notes to the Purchasers are to be several sales, and the obligations of Prudential and the Purchasers under this Agreement are several obligations. No failure by Prudential or any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and neither Prudential nor any Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other such Person hereunder.

      11R. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      11S. Binding Agreement. When this Agreement is executed and delivered by the Company and Prudential, it shall become a binding agreement between the Company and

Prudential. This Agreement shall also inure to the benefit of each Purchaser which shall have executed and delivered a Confirmation of Acceptance, and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.

                            [Signature Blocks Follow]


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



      If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between the Company and you.

                                         Sincerely,

                                         QUAKER FABRIC CORPORATION OF
                                             FALL RIVER


                                         By:_________________________________
                                         Name:
                                         Title:

THE FOREGOING AGREEMENT IS
HEREBY ACCEPTED AS OF THE
DATE FIRST ABOVE WRITTEN.

THE PRUDENTIAL INSURANCE COMPANY
  OF AMERICA


By:_____________________________________
Name:
Title:


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